UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2009

IMPERIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

888 Prospect Street, Suite 110, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (858) 551-0511

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant's Certifying Accountant

(a)	Previous independent registered public accounting firm

(i)
On August 19, 2009, the Audit Committee of the Board of Directors of Imperial Capital Bancorp, Inc. (the “Company”), on behalf of the Company and its subsidiary, Imperial Capital Bank, dismissed Ernst & Young LLP as the Company’s independent registered public accounting firm.

(ii)
The reports of Ernst & Young LLP on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

The audit report of Ernst & Young LLP on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2008 contained an explanatory paragraph which stated “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As further described in Note 1, at December 31, 2008, the regulatory capital of the Company’s banking subsidiary Imperial Capital Bank (the “Bank”) is below the regulatory minimums required to be considered “well capitalized”.  The Company is currently operating under a Cease and Desist Order (the “Order”) with the Federal Deposit Insurance Corporation and the California Department of Financial Institutions.  The Order requires the Company to, among other things, achieve specified regulatory capital ratios by August 11, 2009, and such minimum ratios exceed the minimums required to be considered “well capitalized”.  Failure to achieve all of the Order's requirements may lead to additional regulatory actions. The ability of the Company to comply with terms of this Order, together with other factors, raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters also are described in Note 1.  The 2008 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

	(iii)	The change of independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

(iv)
In connection with its audits for the two most recent fiscal years and through August 19, 2009, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to such disagreements in their reports on the Company’s consolidated financial statements for such years.

	(v)	During the two most recent fiscal years and through August 19, 2009, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) with Ernst & Young LLP.

(vi)
The Company requested that Ernst & Young LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which they do not agree.  A copy of Ernst & Young LLP’s letter, dated August 20, 2009, is filed as Exhibit 16 to this Form 8-K.

(b)
On August 19, 2009, the Audit Committee of the Board of Directors agreed to engage Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner LLP”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2009, and audit the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009. Neither the Company nor anyone acting on its behalf consulted with Squar Milner during the period from January 1, 2007 through the date of Ernst & Young LLP’s dismissal regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	16	Letter re change in independent registered public accounting firm: Letter of Ernst & Young LLP dated August 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL CAPITAL BANCORP, INC.

Date: August 21, 2009	By:	/s/ Timothy M. Doyle
Timothy M. Doyle
Executive Managing Director and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16	Letter re change in independent registered public accounting firm: Letter of Ernst & Young LLP dated August 20, 2009